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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2006
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	000-09600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, P.O. Box 175, Leicester, New York 14481
(Address of principal executive offices and Zip Code)
(585) 382-3223
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 -- Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On September 28, 2006, CPAC, Inc. ("CPAC") entered into a Financing Agreement (the "Financing Agreement") with HSBC Business Credit (USA) Inc., ("HSBC"), under which HSBC will provide up to $12 million in Senior Secured Revolving Credit for a period of three years from the date of the Financing Agreement. The Financing Agreement provides asset based lending capabilities to CPAC's U.S. operations, and is collateralized by CPAC's U.S. subsidiaries and their respective assets allowing up to $7.5 million for the issuance of Letters of Credit and the balance for working capital needs. Revolving Advances are available under the Financing Agreement based upon availability of receivables and inventory in accordance with computational formulas included and defined in the Financing Agreement. Interest will be charged based on pricing included in the Financing Agreement for either Letters of Credit issued or Revolving Advances taken. The Financing Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.
In connection with the entry into the Financing Agreement, as described under item 1.01 of this Current Report on Form 8-K, CPAC also terminated and replaced its prior credit facility with Bank of America, NA (the "Prior Credit Agreement"), which had previously been filed as Exhibit 4.1 to CPAC's Annual Report on Form 10-K for the year ended March 31, 2006.

Section 2 -- Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided by CPAC pursuant to Item 1.01 above is incorporated into this Item 2.03 by reference.

Section 8 -- Other Events
Item 8.01 Other Events.
On October 4, 2006, CPAC issued the following press release announcing the execution of the Financing Agreement and the termination of the Prior Credit Agreement.

For Immediate Release
2364 Leicester Rd. PO Box 175 Leicester NY, 14481 USA 585-382-3223 www.cpac.com	COMPANY CONTACTS: Karen Ash, Mgr., Corp. Comm. Wendy F. Clay, VP, Admin 585-382-3223

CPAC, Inc. Obtains New Bank Financing from HSBC

LEICESTER, NY . . . October 4, 2006 - CPAC, Inc. (Nasdaq: CPAK) announced today that it has entered into a new financing agreement with HSBC Business Credit (USA) Inc. ("HSBC Bank") to provide up to $12 million in Senior Secured Revolving Credit. The agreement provides asset based lending capabilities to the U.S. operations of CPAC, Inc., to finance future working capital needs, general corporate requirements and issuance of letters of credit. The arrangement was finalized on September 28, 2006. On that same date, the credit facility previously provided by Bank of America, N.A. was cancelled. The HSBC facility replaces it.

Commenting on the new arrangement, Thomas J. Weldgen, Chief Financial Officer of CPAC, Inc. said, "We have maintained a relationship with HSBC Bank for over 10 years through various international banking services, and they have provided financing and operating cash needs for our Thailand subsidiary since its inception. We are pleased to be expanding this relationship to the U.S. HSBC Bank understands our global business, and will bring greater flexibility to our routine banking activities while providing added financing opportunities for the future of the Company."

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at seven operations worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect CPAC's business and prospects, including economic, competitive, governmental, technological, and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

Section 9 -- Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
          (d)  Exhibits.

          Exhibit No.                Description

          10.1                             Financing Agreement dated September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2006		CPAC, Inc. (Registrant)
	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer